UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2019

HEALTHCARE SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-12015

Pennsylvania	23-2018365
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

3220 Tillman Drive, Suite 300, Bensalem, Pennsylvania	19020
(Address of principal executive office)	(Zip code)

Registrant's telephone number, including area code: 215-639-4274

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
( )    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
( )    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
( )    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
( )    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01	Other Events.

Healthcare Services Group, Inc. (the “Company”) received a letter in November 2017 from the Securities and Exchange Commission (the “SEC”) regarding an inquiry that the SEC is conducting into earnings per share (“EPS”) calculation practices and requesting that the Company voluntarily provide certain information and documents relating to its EPS rounding and reporting practices. The Company also received a subpoena in March 2018 from the SEC in connection with these matters.

Since the inception of the inquiry, the Company has been providing information and documents to the SEC. Additionally, during the fourth quarter of 2018, the Company authorized its outside counsel to conduct an internal investigation, under the direction of the Company’s Audit Committee, into matters related to the SEC subpoena. The Company continues to cooperate with the SEC’s investigation.

Due to the circumstances described above, the Company was unable to file its Annual Report on Form 10-K for the year ended December 31, 2018 within the prescribed time. The Company expects to file its Form 10-K within the 12b-25 fifteen day extension period and does not expect the Form 10-K to reflect any changes to its results of operations as previously reported in its most recent earnings release for the three months ended December 31, 2018 and the year ended December 31, 2018 issued on February 5, 2019.

Cautionary Statement Regarding Forward-Looking Statements

This Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are not historical facts but rather are based on current expectations and our beliefs and assumptions. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “goal,” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking information is also subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, uncertainty as to the scope, timing and ultimate findings of the matters under review by the Company and the SEC described above (collectively, the “investigation”); the costs and expenses relating thereto; the impact of the investigation, including the potential financial impact on the Company; the risk of potential litigation or regulatory action arising from these matters or from the failure to timely file the Form 10-K; the timing of the review by, and the conclusions of, the Company’s auditor regarding these matters; depending on the timing of the filing of the Form 10-K, the Company may be in default under certain agreements with third-parties; the potential identification of control deficiencies in internal control over financial reporting and the impact of the same; potential reputational damage that the Company may suffer as a result of the matters under investigation; the possibility that the Company will be unable to file its Form 10-K within the extension period of 15 calendar days provided under Rule 12b-25 of the Securities Exchange Act of 1934, as amended; the impact of the pendency of the investigation on the value of the Company’s common stock; the risk that the filing of the Form 10-K will take longer than currently anticipated; and the risk factors described in Part I, Item 1A, “Risk Factors” of our Form 10-K for the fiscal year ended December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE SERVICES GROUP, INC.
Date: March 4, 2019	By:	/s/ John C. Shea
Name: John C. Shea Title: Chief Financial Officer